EXHIBIT 99.1

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GLOSSARY OF REFERENCED TERMS AND ACCOUNTING STANDARDS

AGLC	Atlanta Gas Light Company
AGL Networks	AGL Networks, LLC
AGL Resources	AGL Resources Inc. and its subsidiaries
Calendar 2002	The 12 months ended December 31, 2002
Calendar 2001	The 12 months ended December 31, 2001
Calendar 2000	The 12 months ended December 31, 2000
Calendar 1999	The 12 months ended December 31, 1999
Calendar 1998	The 12 months ended December 31, 1998
CGC	Chattanooga Gas Company
Corporate	Nonoperating segment, which includes AGSC and AGL Capital
Distribution Operations	Segment that includes AGLC, VNG and CGC
EBIT

A non-GAAP measure of Earnings Before Interest and Taxes - includes other income; as an indicator of AGL Resources’ operating performance or liquidity, EBIT should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with GAAP

Energy investments	Segment that includes AGL Resources’ investment in SouthStar, its investment in US Propane (and its investment in Heritage), AGL Networks and certain other companies
FASB	Financial Accounting Standards Board
GAAP	Accounting principles generally accepted in the United States of America
GPSC	Georgia Public Service Commission
Heritage	Heritage Propane Partners, L.P.
Marketers	GPSC-certificated marketers selling retail natural gas in Georgia
PBR	Performance-based regulation plan
Propane transaction	Series of transactions during the fourth quarter of fiscal 2000 involving AGL Resources’ propane operations
PRP	Pipeline replacement program
SEC	Securities and Exchange Commission
Sequent	Sequent Energy Management, LP
SFAS	Statement of Financial Accounting Standards
SouthStar	SouthStar Energy Services, LLC
US Propane	US Propane LLC
Utilipro	Utilipro Inc, a former customer care subsidiary which was sold in the second quarter of fiscal 2001
VNG	Virginia Natural Gas, Inc.
Wholesale services	Segment that consists of Sequent
WNA	Weather normalization adjustment

EITF 02-03	EITF Issue No. 02-03 “Accounting for Contracts Involved in Energy Trading and Risk Management Activities”
SFAS 142	SFAS No. 142 “Goodwill and Other Intangible Assets”

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Supplementary Financial Disclosures

Management evaluates segment performance based on EBIT, which includes the effects of corporate expense allocations. As an indicator of AGL Resources' operating performance or liquidity, EBIT should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with GAAP. AGL Resources' EBIT may not be comparable to a similarly titled measure of another company.

Core earnings is a non-GAAP measure of net income excluding significant gains or losses on the sale or disposal of assets and/or subsidiaries, identified in this report. As an indicator of AGL Resources’ operating performance or liquidity, core earnings should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with GAAP

Financial Highlights (Unaudited)

In millions, except per share amounts	Calendar 2002	Calendar 2001	Calendar 2000	Calendar 1999	Calendar 1998
Operating revenues	$868.9	$847.1	$719.9	$929.1	$1,264.9
Operating margin	600.7	601.5	531.8	516.8	535.9
Operating expenses	392.5	388.6	372.2	376.4	373.0
Operating income	208.2	212.9	159.6	140.4	162.9
EBIT	247.0	238.0	186.1	173.2	162.7
Net income	103.0	91.3	76.5	75.6	70.8
Gain on sale of Utilipro	-	(7.1)	-	-	-
Gain on propane transaction	-	-	(10.7)	-	-
Corporate reorganization	-	-	6.2	-	-
Marketer bankruptcy	-	-	2.0	-	-
Gain on sale of joint venture interests	-	-	-	(22.3)	-
Write-down on impaired assets	-	-	-	-	8.5
Core earnings	$103.0	$84.2	$74.0	$53.3	$79.3
Common stock data
Weighted average shares outstanding - basic	56.1	54.8	54.6	57.3	57.1
Weighted average shares outstanding - diluted	56.6	55.2	55.0	57.7	57.6
Shares outstanding end of year	56.7	55.6	54.2	57.1	57.5
Earnings per share - basic	$1.84	$1.67	$1.40	$1.32	$1.24
Earnings per common share – diluted	$1.82	$1.65	$1.39	$1.31	$1.23
Earnings per share - core	$1.84	$1.54	$1.36	$0.93	$1.39
Market price – high	$25.00	$24.50	$23.00	$23.37	$23.37
low	$17.25	$18.95	$15.50	$15.56	$17.69
close	$24.30	$23.02	$22.06	$17.00	$23.06
Dividends per share	$1.08	$1.08	$1.08	$1.08	$1.08
Dividend payout ratio	58.7%	64.7%	77.1%	81.8%	87.1%
Book value per share	$12.52	$12.41	$11.67	$11.61	$11.45
Balance sheet data
Total assets	$3,742.0	$3,454.3	$3,258.7	$2,536.3	$2,697.4
Long-term liabilities (1)	793.2	771.2	764.4	797.0	788.0
Capitalization
Long-term debt	767.0	797.0	590.0	610.0	620.0
Preferred securities	227.2	218.0	74.3	74.3	74.3
Common shareholders’ equity	710.1	690.1	632.5	661.6	658.5
Total capitalization	1,704.3	1,705.1	1,296.8	1,345.9	1,352.8

(1)  The current portions of accrued PRP of $50.0 million and $53.6 million as of December 31, 2002 and December 31, 2001, respectively, and the current portions of accrued ERC of $41.3 million and $47.0 million as of December 31, 2002 and December 31, 2001, respectively, were reclassed to long-term liabilities for consistency with prior calendar years.

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Condensed Consolidated Balance Sheets – Assets (Unaudited)

	As of
In millions	December 31, 2002	December 31, 2001	December 31, 2000	December 31, 1999	December 31, 1998
Current assets
Cash and cash equivalents	$8.4	$7.3	$2.0	$4.2	$-
Receivables - net	339.2	80.8	102.1	43.9	164.2
Unbilled revenues	33.9	23.2	55.2	7.5	50.4
Inventories	118.2	160.4	39.9	35.0	134.9
Unrecovered seasonal rates	9.3	11.2	-	-	-
Energy marketing and risk management asset	24.7	3.1	-	-	-
Other current assets (1)	15.9	11.6	8.5	5.0	5.3
Total current assets	549.6	297.6	207.7	95.6	354.8
Property, plant and equipment
Property, plant and equipment	3,323.2	3,144.7	3,015.3	2,418.5	2,264.2
Less accumulated depreciation	1,129.0	1,059.5	997.9	810.3	721.7
Property, plant and equipment-net	2,194.2	2,085.2	2,017.4	1,608.2	1,542.5
Deferred debits and other assets
Unrecovered PRP costs (1)	514.3	514.9	558.9	606.5	649.1
Unrecovered ERC (1)	195.1	243.2	167.2	146.4	76.9
Goodwill	176.2	176.2	159.1	-	-
Investments in joint ventures	74.8	74.9	74.4	41.8	41.8
Unrecovered postretirement benefit costs	10.9	11.2	11.5	8.3	9.1
Restricted investment for purchase of telecommunications network	4.4	15.0	-	-	-
Other	22.5	36.1	62.5	29.5	23.2
Total deferred debits and other assets	998.2	1,071.5	1,033.6	832.5	800.1
Total assets	$3,742.0	$3,454.3	$3,258.7	$2,536.3	$2,697.4

The current portions of unrecovered PRP of $15.0 million and $16.3 million as of December 31, 2002 and December 31, 2001, respectively, and the current portions of unrecovered ERC of $21.8 million and $14.6 million as of December 31, 2002 and December 31, 2001, respectively, were reclassified to long-term liabilities for consistency with prior calendar years.

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Consolidated Balance Sheets – Liabilities and Capitalization (Unaudited)

	As of
In millions	December 31, 2002	December 31, 2001	December 31, 2000	December 31, 1999	December 31, 1998
Current liabilities
Short-term debt	$388.6	$384.7	$718.6	$59.0	$113.0
Energy marketing trade payable	250.7	61.8	-	-	-
Accounts payable-trade	91.1	36.2	80.7	34.6	71.0
Accrued expenses	58.2	61.1	63.1	54.5	41.2
Current portion of long-term debt	30.0	93.0	20.0	10.0	40.0
Other current liabilities	105.9	72.4	67.0	19.2	84.4
Total current liabilities (1)	924.5	709.2	949.4	177.3	349.6
Accumulated deferred income taxes	320.0	268.8	248.1	216.1	207.0
Long-term liabilities
Accrued PRP costs (1)	494.0	506.7	556.7	605.9	649.1
Accrued ERC (1)	105.0	171.0	111.7	102.4	47.0
Accrued pension obligations	72.7	-	11.6	6.0	3.7
Accrued postretirement benefit costs	49.2	48.7	32.9	32.9	33.9
Total long-term liabilities	720.9	726.4	712.9	747.2	733.7
Deferred credits
Unamortized investment tax credit	20.2	21.5	22.8	24.1	25.5
Regulatory tax liability	13.5	14.4	18.5	16.2	17.0
Other	38.6	8.9	10.2	9.5	11.8
Total deferred credits	72.3	44.8	51.5	49.8	54.3
Capitalization
Long-term debt	767.0	797.0	590.0	610.0	620.0
Subsidiaries obligated mandatorily redeemable preferred securities	227.2	218.0	74.3	74.3	74.3
Common shareholders’ equity	710.1	690.1	632.5	661.6	658.5
Total capitalization	1,704.3	1,705.1	1,296.8	1,345.9	1,352.8
Total liabilities and capitalization	$3,742.0	$3,454.3	$3,258.7	$2,536.3	$2,697.4

(1)  The current portions of accrued PRP of $50.0 million and $53.6 million as of December 31, 2002 and December 31, 2001, respectively, and the current portions of accrued ERC of $41.3 million and $47.0 million as of December 31, 2002 and December 31, 2001, respectively, were reclassified to long-term liabilities for consistency with prior calendar years.

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Statements of Consolidated Income (Unaudited)

In millions, except per share amounts	Calendar 2002	Calendar 2001	Calendar 2000	Calendar 1999	Calendar 1998
Operating revenues	$868.9	$847.1	$719.9	$929.1	$1,264.9
Cost of sales	268.2	245.6	188.1	412.3	729.0
Operating margin	600.7	601.5	531.8	516.8	535.9
Operating expenses
Operation and maintenance	274.1	263.1	253.3	272.8	272.2
Depreciation and amortization	89.1	97.1	88.6	79.3	73.6
Taxes other than income	29.3	28.4	30.3	24.3	27.2
Total operating expenses	392.5	388.6	372.2	376.4	373.0
Operating income	208.2	212.9	159.6	140.4	162.9
Other income (loss)	38.8	14.2	13.4	(2.8)	(0.2)
Gain on sale of Utilipro	-	10.9	-	-	-
Gain on propane transaction	-	-	13.1	-	-
Gain on sales of joint venture interests	-	-	-	35.6	-
EBIT	247.0	238.0	186.1	173.2	162.7
Interest expense	86.0	96.5	68.7	57.1	60.3
Earnings before income taxes	161.0	141.5	117.4	116.1	102.4
Income taxes	58.0	50.2	40.9	40.5	31.6
Net income	$103.0	$91.3	$76.5	$75.6	$70.8

Earnings per common share - basic	$1.84	$1.67	$1.40	$1.32	$1.24
Earnings per common share – diluted	$1.82	$1.65	$1.39	$1.31	$1.23

Weighted average number of common shares outstanding – basic	56.1	54.8	54.6	57.3	57.1
Weighted average number of common shares outstanding – diluted	56.6	55.2	55.0	57.7	57.6

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Condensed Statements of Consolidated Cash Flows (Unaudited)

In millions	Calendar 2002	Calendar 2001	Calendar 2000	Calendar 1999	Calendar 1998
Cash flows from operating activities
Net income	$103.0	$91.3	$76.5	$75.6	$70.8
Adjustments to reconcile net income to net cash flow provided by operating activities
Depreciation and amortization	89.1	97.1	88.6	79.3	73.6
Deferred income taxes, net of non-cash items	81.9	20.7	32.0	9.8	16.6
Gain on sale of Utilipro	-	(10.9)	-	-	-
Gain on propane transaction	-	-	(13.1)	-	-
Gain on sales of joint venture interests	-	-	-	(35.6)	-
Equity in joint venture (earnings) losses	(27.2)	(11.6)	(7.2)	1.9	7.9
Other	(5.2)	(1.2)	(1.0)	(2.1)	15.9
Changes in certain assets and liabilities, net of assets and liabilities acquired
Payables	243.8	17.3	46.1	(36.4)	(22.7)
Inventories and assigned natural gas stored underground	42.2	(120.5)	(4.9)	99.9	5.1
Changes in deferred revenue	37.1	-	-	-	-
Accrued expenses	(3.1)	0.7	8.6	0.7	(32.9)
Receivables	(269.1)	53.3	(105.9)	163.2	9.4
Other – net	(7.0)	(44.2)	39.9	(81.7)	66.7
Net cash flow provided by operating activities	285.5	92.0	159.6	274.6	210.4
Cash flows from investing activities
Property, plant and equipment expenditures	(187.0)	(173.0)	(157.1)	(153.2)	(120.9)
Purchase of telecommunications network	-	(15.0)	-	-	-
Acquisition of VNG, net of cash acquired	-	-	(541.2)	-	-
Cash received from sale of Utilipro	-	17.9	-	-	-
Cash received from propane transaction	-	-	9.1	-	-
Cash received from sale of joint venture interests	-	-	-	65.0	-
Net investment in joint ventures	-	3.5	(4.5)	(4.4)	(9.9)
Cash received from (provided to) joint ventures	27.3	12.7	11.8	(7.6)	2.7
Other	(0.7)	6.4	(2.4)	(3.4)	(2.7)
Net cash flow used in investing activities	(160.4)	(147.5)	(684.3)	(103.6)	(130.8)
Cash flows from financing activities
Payments of long-term debt	(93.0)	(20.0)	( 1 0.0)	(40.0)	-
Dividends paid on common shares	(53.2)	(5 4 ..4)	(5 0.4 )	(52.9)	(51.5)
Net payments and borrowings of short-term debt	3.9	(333.9)	6 3 9.6	( 5 4.0)	(37.5)
Borrowings of long-term debt	-	300.0	-	-	-
Issuance of trust preferred securities	-	150.0	-	-	-
Purchase of treasury shares	-	-	( 5 7.6)	(20.6)	-
Sale of treasury shares, net of noncash dividends	19.7	23.8	2.1	3.2	-
Other	(1.4)	( 4 ..7)	( 1. 2)	(2.5)	1.5
Net cash flow (used in) provided by financing activities	(124.0)	60.8	522.5	(166.8)	(87.5)
Net increase (decrease) in cash and cash equivalents	1.1	5.3	(2.2)	4.2	(7.9)
Cash and cash equivalents at beginning of period	7.3	2.0	4.2	-	7.9
Cash and cash equivalents at end of period	$8.4	$7.3	$2.0	$4.2	$-
Cash paid during the period for
Interest (net of AFUDC)	$73.3	$79.3	$62.4	$61.0	$53.4
Income taxes	$15.3	$54.3	$21.7	$19.8	$37.9

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Results of Operations

Distribution Operations

In millions	Calendar 2002	Calendar 2001	Calendar 2000
Operating revenues	$844.1	$823.1	$677.1
Cost of sales	267.4	243.5	169.4
Operating margin	576.7	579.6	507.7
Operation and maintenance expenses	255.3	264.2	237.7
Depreciation and amortization	82.0	88.1	77.1
Taxes other than income	25.2	23.8	27.1
Total operating expenses	362.5	376.1	341.9
Operating income	214.2	203.5	165.8
Other income	10.2	9.6	6.5
EBIT	$224.4	$213.1	$172.3

The increase in EBIT of $11.3 million for calendar 2002 as compared to calendar 2001 was due to changes in the following:

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decreases in operating margin of $2.9 million due to:

•

increases in AGLC's PRP rider revenues of $9.1 million which includes a $2.7 million adjustment for recovery of prior year program expenses; this program recovers operating and capital program expenditures incurred in prior periods, and future revenues expected to be received in the next 12 months are reflected as unrecovered  pipeline replacement costs on the balance sheet

•

increases in VNG’s operating margin of $1.1 million due to customer growth and the effect of a two year experimental

WNA program that went into effect for the billing cycle beginning November 2002

•

increases in CGC’s operating margin of $0.6 million due to increased customer count

•

the PBR settlement with the GPSC, which decreased AGLC’s margin for calendar 2002 by $6.7 million

•

a one-time adjustment that reduced cost of sales by $3.7 million in the quarter ended June 30, 2001 related to inventory costs for natural gas stored underground

•

a decrease of $3.3 million resulting from a decline in AGLC customers which is primarily a result of customers who do not have the ability to pay Marketers and the statutory right of customers to disconnect on a seasonal basis without penalty

•

decreases in operating expenses of $13.6 million

•

decreases in payroll and benefits expenses of $3.8 million as a result of continued efficiencies in the distribution operations segment, the impact of a change in the postretirement health care plan and the transition of VNG employees to AGL Resources’ benefit plans

•

decreases in bad debt expenses of $4.7 million primarily due to higher-than-normal bad debt in calendar 2001 as a result of colder-than-normal weather and higher-than-normal gas prices

•

reduction in goodwill amortization of $3.6 million as a result of the adoption of SFAS 142

•

decreases in depreciation expense of $2.3 million due to a $5.6 million decline in average depreciation rates from 3.0% to 2.6% as a result of AGLC’s PBR settlement offset by an increase in depreciation expenses of $3.3 million due to property, plant & equipment additions

•

all other increases of $0.8 million due primarily to increased property tax assessments

•

an increase in other income of $0.6 million from carrying charges on higher average balances of natural gas stored underground on behalf of AGLC’s Marketers

The increase in EBIT of $40.8 million for calendar 2001 as compared to calendar 2000 was due to:

•

increases in operating margin of $71.9 million primarily due to the acquisition of VNG effective October 2000 resulting in additional operating margin of $64.8 million, $6.5 million of additional PRP revenues at AGLC and $3.7 million in additional margin due to a one-time adjustment in 2001 to reduce inventory costs for natural gas stored underground offset by a decrease in operating margin of $2.5 million at CGC due to lower customer volumes in 2001 resulting from colder weather in 2000

•

increases in operating expenses of $34.2 million primarily due to the acquisition of VNG

•

increases in other income of $3.1 million due to an increase in carrying charges related to gas stored underground on behalf AGLC’s marketers.

Wholesale Services

The following table reflects the adoption of EITF 02-03, which requires energy-trading entities to present gains and losses from energy marketing activities on a net basis. Wholesale services was established during calendar 2001 and had no results in calendar 2000.

In millions	Calendar 2002	Calendar 2001	Calendar 2000
Operating revenues	$23.0	$18.1	$-
Cost of sales	0.3	0.6	-
Operating margin	22.7	17.5	-
Operation and maintenance expenses	13.2	8.7	-
Depreciation and amortization	-	-	-
Taxes other than income	0.4	0.1	-
Total operating expenses	13.6	8.8	-
Operating income	9.1	8.7	-
Other income	-	(2.2)	-
EBIT	$9.1	$6.5	$-

The increase in EBIT of $2.6 million for calendar 2002 as compared to calendar 2001 was due to:

•

increases in operating margin of $5.2 million, primarily as a result of increased weather volatility from warmer-than-normal weather in the Northeast, two hurricanes in late summer, colder weather in November and December 2002, and an overall increase in volumes sold. These weather related events caused interruption in the supply/demand equilibrium between the affected production and market areas resulting in wide locational pricing disparities. Sequent used access to contracted assets and its expertise in logistics to maximize the profit opportunity by flowing gas on the most economical path available.

•

increases in other income of $2.2 million primarily due to a prior-year write-off of the investment in Etowah LNG of $2.6 million resulting from a termination of the joint venture partnership which was formed in fiscal 1998, offset by $0.4 million of other income

•

increase in operating expenses of $4.8 million primarily attributable to the addition of personnel to support the growth of the wholesale services business and the effects of a full year of operating expenses.

The increase in EBIT of $6.5 million for calendar 2001 as compared to calendar 2000 was due to the formation of Sequent in calendar 2001.

Energy Investments

In millions	Calendar 2002	Calendar 2001	Calendar 2000
Operating revenues	$2.0	$5.4	$28.6
Cost of sales	0.5	1.5	6.5
Operating margin	1.5	3.9	22.1
Operation and maintenance expenses	7.5	8.4	25.9
Depreciation and amortization	0.3	0.5	2.8
Taxes other than income	0.2	0.4	1.2
Total operating expenses	8.0	9.3	29.9
Operating income	(6.5)	(5.4)	(7.8)
Other income	30.1	23.7	27.1
EBIT	$23.6	$18.3	$19.3

The increase in EBIT of $5.3 million for calendar 2002 as compared to calendar 2001 was primarily due to the following:

•

an increase of $6.4 million in other income due to:

•

equity earnings from Southstar increased by $13.5 million due to lower wholesale costs and the increase in the credit quality of retail customers

•

the receipt of a $2.0 million contract renewal payment associated with the terms of the sale of Utilipro

•

US Propane’s joint venture income increased by $1.6 million

•

a $10.9 million decrease due to a pre-tax gain from the sale of Utilipro that  was recorded in calendar 2001

•

A decrease in AGL Networks EBIT of  $1.1 million which reflects increased contract revenues offset by  increased operating expenses due to the addition of personnel to support AGL Network’s growth

The decrease in EBIT of $1.0 million for calendar 2001 as compared to calendar 2000 was primarily due to the following:

•

Contribution from SouthStar increased $3.6 million, due to an increase in the number of customers served as compared with the same period last year.

•

$16.3 million increase in EBIT related to Utilipro due to the sale of Utilipro in March 2001 resulting in a pre-tax gain of $10.9 million. In addition, since Utilipro was no longer owned after March 2001, both operating margin and operating expenses related to Utilipro decreased by $12.8 million and $18.1 million, respectively, for a net increase of $5.3 million.

•

A decrease in contribution from propane operations  of $16.7 million which includes:

•

a pre-tax gain of $13.1 million recorded in connection with a series of transactions involving AGL Resources' propane operations in 2000

•

increases in 2001 EBIT due to 2000 EBIT losses of $0.6 million from AGL Resources’ former wholly-owned propane operations

•

decrease in US Propane’s contribution of $4.2 million from AGL Resources’ joint venture primarily due to a true-up in 2001 related to estimated 2000 contributions due to the formation of US Propane in August 2000

•

Increase in AGL Networks operating expenses of $2.4 million as result of the formation of AGL Networks in calendar 2000

Corporate

In millions	Calendar 2002	Calendar 2001	Calendar 2000
Operating revenues	($0.2)	$0.5	$14.2
Cost of sales	-	-	12.2
Operating margin	(0.2)	0.5	2.0
Total operating expenses	8.4	(5.6)	0.4
Operating income	(8.6)	6.1	1.6
Other (loss) income	(1.5)	(6.0)	(7.1)
EBIT	$(10.1)	$0.1	$(5.5)

The decrease in EBIT of $10.2 million for calendar 2002 as compared to calendar 2001 was primarily due to the establishment of reserves related to an anticipated settlement of a technology contract. employee severance costs and the write-off of capital costs related to a terminated management software implementation project.  These decreases were offset by the release of expenses related to the settlement of regulatory matters during calendar 2002 and for unbilled revenue issues at SouthStar during calendar 2001.

The increase in EBIT of $5.6 million for calendar 2001 as compared to calendar 2000 is primarily due to the release of corporate reserves in 2001 which were established in 2000 and a decrease in other loss due to decreased corporate expenses offset by a decrease in operating margin from a subsidiary that became non-operating in 2001.

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